Exhibit A

AGREEMENT

The undersigned agree that this Schedule 13D amendment, dated April 4, 2025, relating to the Common Stock, par value $0.0001 per share, of LanzaTech Global, Inc. shall be filed on behalf of the undersigned.

April 4, 2025
(Date)

CARBON DIRECT FUND II BLOCKER I LLC*

/s/ Jonathan Goldberg
(Signature)

Jonathan Goldberg, Managing Member of the Managing Member
(Name/Title)

CARBON DIRECT II GP LLC*

/s/ Jonathan Goldberg
(Signature)

Jonathan Goldberg, Managing Member
(Name/Title)

CARBON DIRECT CAPITAL MANAGEMENT LLC*

/s/ Jonathan Goldberg
(Signature)

Jonathan Goldberg, Managing Member
(Name/Title)

JONATHAN GOLDBERG

/s/ Jonathan Goldberg
(Signature)